EXHIBIT 10.6

STATE STREET CORPORATION

1997 EQUITY INCENTIVE PLAN

PURPOSE

The purpose of this Equity Incentive Plan (the “Plan”) is to advance the interests of State Street Corporation (the “Company”) and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company’s common stock (“Stock”).

The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, or Supplemental Grants, or combinations thereof, all as more fully described below.

2. ADMINISTRATION

Unless otherwise determined by the Board of Directors of the Company (the “Board”), the Plan will be administered by a Committee of the Board designated for such purpose (the “Committee”). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Stock is registered under the Securities Exchange Act of 1934 (the “1934 Act”), except as the Board may otherwise determine, all members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 promulgated under the 1934 Act and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an Award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.

3. EFFECTIVE DATE AND TERM OF PLAN*

The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after December 18, 2006, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 8,000,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted to any Participant in any one calendar year is 800,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Internal Revenue Code. The maximum number of shares of Restricted Stock that may be delivered under the Plan shall not exceed 40% of the total number of shares authorized for issuance.

Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5. ELIGIBILITY AND PARTICIPATION

Each key employee of the Company or any of its subsidiaries (an “Employee”) and each other person or entity (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, “a Participant”). A “subsidiary” for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6. TYPES OF AWARDS

6.1. OPTIONS

(a) Nature of Options. An Option is an Award giving the recipient the right on exercise thereof to purchase Stock.

Both “incentive stock options,” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (any Option intended to qualify as an incentive stock option being hereinafter referred to as an “ISO”), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

*	Common Stock shares have been adjusted for the 2 for 1 stock split effective April 30, 1997.

(b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

(1) The exercise price of an Option shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. In no event shall the exercise price of an option, once granted, be lowered through a repricing of the option. For purposes of the preceding sentence, “repricing” shall include an amendment to the exercise price of an existing option or the cancellation of an option followed by a regrant at a lower exercise price, but shall not include an assumption or replacement described in Section 7.3(b) or an adjustment to the exercise price of an option described in the first sentence of Section 8.6(b).

(2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

(c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

(d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

(e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option or by the instrument evidencing the Option, (i) through the delivery (including by attestation of ownership) of shares of Stock which have been outstanding for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the foregoing permissible forms of payment.

(f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

6.2. STOCK APPRECIATION RIGHTS.

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right or SAR is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

(b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, (a) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (c) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (d) the Stock Appreciation Right will be transferable only with the related Option.

(2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

Any exercise of a Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

6.3. RESTRICTED AND UNRESTRICTED STOCK.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below.

(b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

(c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the “Restricted Period”).

Except as the Committee may otherwise determine under Section 7.1 or Section 7.2 below, if a Participant retires or suffers a Status Change (as defined at Section 7.2(a) below) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company without consideration.

During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company’s possession the certificate or certificates representing such shares.

(d) Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

(e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock including any dividends and distributions paid in shares shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

(f) Unrestricted Stock. The Committee may, in its sole discretion, sell to any Participant shares of Stock free of restrictions under the Plan for a price which is not less than the par value of the Stock.

(g) Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

(h) Shares delivered under Senior Executive Annual Incentive Plan. In the case of an award under the Company’s Senior Executive Annual Incentive Plan which is payable in shares of Stock, the holder of such award shall be deemed a Participant hereunder and any such Shares shall be treated as having been sold to the Participant as Unrestricted Stock or Restricted Stock hereunder (or as Deferred Stock under Section 6.4, if delivery is deferred) for a price equal to the cash payment under the award in lieu of which the Stock is being delivered under the Award.

6.4. DEFERRED STOCK.

A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of Deferred Stock.

6.5. PERFORMANCE AWARDS; PERFORMANCE GOALS.

(a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) subject to the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. The Committee will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

(b) Other Awards Subject to Performance Condition. The Committee may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that performance goals be met prior to the Participant’s realization of any vesting, payment or benefit under the Award. Any such Award made subject to the achievement of performance goals (other than an Option or SAR granted with an exercise price not less than fair market value) shall be treated as a Performance Award for purposes of Section 6.5(c) below. However, an Award under the Company’s Senior Executive Annual Incentive Plan shall not be considered a Performance Award for purposes of this Plan.

(c) Limitations and Special Rules. No more than an aggregate of 500,000 shares of Stock (or their equivalent fair market value in cash) may be delivered to any Participant under Performance Awards made from and after the effective date of the Plan and prior to December 19, 2006. In the case of any Performance Award intended to qualify for the performance-based remuneration exception described at Section 162(m)(4)(C) of the Code and the regulations thereunder (an “exempt award”), the Committee shall in writing preestablish one or more specific, objectively determinable performance goal or goals (based solely on one or more qualified performance criteria) no later than ninety (90) days after the commencement of the period of service to which the performance relates (the “performance period”) (or at such other time as is required to satisfy the conditions of Section 162(m)(4)(C) of the Code and the regulations thereunder). For purposes of the preceding sentence, a qualified performance criterion is any of the following determined (to the extent relevant) on either a consolidated or business-unit basis: (i) return on equity, (ii) earnings per share, (iii) the Company’s total shareholder return during the performance period compared to the total shareholder return of a generally recognized market reference (e.g., the S & P 500 or the S & P Financial Index); (iv) revenue growth; (v) operating leverage; or (vi) market share. To the extent consistent with qualification of an exempt award under Section 162(m)(4)(C) of the Code and the regulations thereunder, the Committee may provide that performance goals be adjusted in order to eliminate the effect of extraordinary items (as determined in accordance with generally accepted accounting principles) or changes in the Stock by reason of an event described in Section 8.6(a).

6.6. SUPPLEMENTAL GRANTS.

In connection with any Award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant (“Supplemental Grant”) not to exceed an amount equal to (1) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant’s income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs or is expected to incur Federal income tax liability with respect to the Award.

7. EVENTS AFFECTING OUTSTANDING AWARDS

7.1. DEATH, RETIREMENT OR DISABILITY.

If the employment of an Employee Participant terminates by reason of death, retirement at or after the normal or early retirement age under any retirement plan or supplemental retirement agreement maintained by the Company or any subsidiary (“retirement”), or disability as determined (subject to such additional rules as the Committee may prescribe) in accordance with the long term disability plan of the Company and its subsidiaries covering the Participant or, if there is no such plan, in accordance with a determination of disability by the Social Security Administration (“disability”), the following will apply except as the Committee may otherwise determine:

(a) All Options and Stock Appreciation Rights held by the Participant or a transferee immediately prior to such termination of employment, whether or not then exercisable, may be exercised by the Participant or such transferee (or if the Option or SAR was held by the Participant at death, by the Participant’s executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution), in accordance with the terms of the Option or SAR or on such accelerated basis as the Committee may determine, during the period that ends on the later of (1) one year after death, or (ii) one year after the Option or SAR, or the last installment of such Option or SAR if there is more than one, first becomes exercisable. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

(b) In the case of termination of employment occurring by reason of death or disability, all Restricted Stock held by the Participant immediately prior to such termination of employment shall be vested. In the case of termination of employment occurring by reason of retirement, all Restricted Stock held by the Participant immediately prior to retirement must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

(c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to termination of employment will be forfeited and the Award canceled as of the time of such termination of employment.

7.2. OTHER TERMINATION OF SERVICE.

If a Participant who is an Employee ceases to be an Employee for any reason other than death, retirement, or disability (as defined at Section 7.1 above), or if there is a termination of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a “Status Change”), the following will apply except as the Committee may otherwise determine:

(a) All Options and Stock Appreciation Rights held by the Participant (or if the Option or Right was previously transferred, by the transferee) that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months, and shall thereupon terminate; provided, that if the Participant should die within such three-month period, the Option or Right shall be exercisable (to the extent it was exercisable immediately prior to death) for a period of one year following the Status Change. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

(b) All Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

(c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change.

(d) For purposes of this Section 7.2, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee’s right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies.

7.3 CERTAIN CORPORATE TRANSACTIONS.

Except as otherwise provided by the Committee at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets or a dissolution or liquidation of the Company (a “covered transaction”), the following rules shall apply:

(a) Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited except as required under Section 7.4 below, as of the effective time of the covered transaction, provided that the Committee may in its sole discretion (but subject to Section 7.4 below in the case of a covered transaction that constitutes a Change of Control), on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award, Performance Award or Supplemental Grant, and (4) remove any performance or other conditions or restrictions on any Award; or

(b) With respect to an outstanding Award held by a Participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Committee may at or prior to the effective time of the covered transaction, in its sole discretion and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

7.4. CHANGE OF CONTROL PROVISIONS.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

(1) Acceleration of Options and SARs; Effect on Other Awards. All Options and SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall (prior to application of the provisions of Section 7.3 above, in the case of a Change of Control that also constitutes a covered transaction) become exercisable to the full extent of the original grant, all shares of Restricted Stock which are not otherwise vested shall vest, and holders of Performance Awards granted hereunder as to which the relevant performance period has not ended as of the date such Change of Control is determined to have occurred shall be entitled at the time of such Change of Control to receive a cash payment per Performance Award equal to such amount, if any, as shall be specified in the Award.

(2) Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control (but subject to Section 7.3 above), Options and SARs shall remain exercisable following a termination of employment or other service relationship (other than termination by reason of death, disability (as determined by the Company) or retirement) for seven (7) months following such termination or until expiration of the original terms of the Option or SAR, whichever period is shorter.

(3) Restriction on Amendment. In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict an Option, SAR, share of Restricted Stock, Deferred Stock Award or Performance Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

Notwithstanding the foregoing, if any right granted pursuant to this Section 7.4 would make a Change of Control transaction ineligible for pooling of interests accounting under applicable accounting principles that but for this Section 7.4 would otherwise be eligible for such accounting treatment, the Committee shall have the authority to substitute Stock for the cash which would otherwise be payable pursuant to this Section 7.4 having a fair market value equal to such cash.

(b) Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean the happening of any of the following events:

(1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 7.4; or

(2) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(3) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

8. GENERAL PROVISIONS

8.1. DOCUMENTATION OF AWARDS.

Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

8.2. RIGHTS AS A STOCKHOLDER, DIVIDEND EQUIVALENTS.

Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant’s Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

8.3. CONDITIONS ON DELIVERY OF STOCK.

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable Federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the Participant’s legal representative or transferee, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8.4. TAX WITHHOLDING.

The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the “withholding requirements”).

In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

If in connection with the exercise of an ISO the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with tax exercise, (b) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.5. NONTRANSFERABILITY OF AWARDS.

Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf). The Committee may in its discretion permit transfers to other persons or entities.

8.6. ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4 and in Section 6.5(c).

(b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan; provided, that adjustments pursuant to this sentence shall not be made to the extent it would cause any Award intended to be exempt under Section 162(m)(4)(C) to fail to be so exempt.

(c) In the case of ISOs or Awards intended to satisfy the performance-based remuneration exception under Section 162(m)(4)(C) of the Code, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code.

8.7. EMPLOYMENT RIGHTS, ETC.

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

8.8. NONCOMPETITION RESTRICTIONS, ETC.

The Committee may provide in connection with any Award that the Participant’s rights to enjoyment of the Award or to any cash or Stock deliverable under the Award be conditioned upon the Participant’s agreeing not to compete with the Company and its subsidiaries, not to disclose confidential information, and not to solicit employees, advisors or business from the Company and its subsidiaries, the terms of any such agreement or undertaking to be determined by the Committee.

8.9. DEFERRAL OF PAYMENTS.

The Committee may agree at any time, upon request of the Participant and subject to such rules as the Committee may determine, to defer the date on which any future payment under an Award will be made.

8.10. PAST SERVICES AS CONSIDERATION.

Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9. EFFECT, AMENDMENT AND TERMINATION

Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of

Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code, nor shall any such amendment adversely affect the rights of a holder of an Award without such holder’s consent.

AMENDMENT NO. 2 TO THE

STATE STREET CORPORATION 1997 EQUITY INCENTIVE PLAN

Amendment No. 2 to the State Street Corporation 1997 Equity Incentive Plan (the “Plan”).

RECITAL

The Executive Compensation Committee of the Board of Directors has approved the following amendments to the Plan:

1. Clause (a) of the second paragraph of Section 2 of the Plan is amended and clarified, effective as of the original effective date of the Plan, to read as follows: “(a) grant Awards to such eligible persons and at such time or times as it may choose;”

2. Section 2 of the plan, is further amended, as of the date set forth below, by adding thereto the following new paragraph:

“The Committee may delegate to any officer or officers of the Corporation the authority to exercise the authority described at clauses (a) through (g) of the preceding paragraph with respect to any Award to a person who at the time of the Award is not and in the reasonable determination of the officer or officers exercising such authority with respect to such Award is not expected to be an executive officer of the Company or a person otherwise described in Section 162 (m) (3) of the Code or the regulations thereunder.”

3. Except as amended above, the Plan remains in full force and effect.

IN WITNESS WHEREOF, State Street Corporation has caused this instrument of amendment to be executed by its duly authorized officer this 3rd day of March, 1998.

STATE STREET CORPORATION

By:	/s/ Trevor Lukes
Name:	Trevor Lukes
Title:	Senior Vice President

AMENDMENT NO. 3

TO THE

STATE STREET CORPORATION

1997 EQUITY INCENTIVE PLAN

Amendment No. 3 to the State Street Corporation 1997 Equity Incentive Plan (the “Plan”).

RECITAL

The stockholders of State Street Corporation have approved the following amendment to the Plan:

1. To increase the aggregate number of shares that may be delivered under the Plan, subject to adjustment as provided in the Plan, from 8,000,000 to 15,900,000.

2. Except as amended above, the Plan remains in full force and effect.

IN WITNESS WHEREOF, State Street Corporation has caused this instrument of amendment to be executed by its duly authorized officer this 24th day of April, 2000.

State Street Corporation

By:	/s/ Trevor Lukes
Name:	Trevor Lukes
Title:	Senior Vice President

AMENDMENT NO. 4

STATE STREET CORPORATION

1997 EQUITY INCENTIVE PLAN

Amendment No. 4 to the State Street Corporation 1997 Equity Incentive Plan (the “Plan”).

RECITAL

The Board of Directors of State Street Corporation have approved the following amendment to the Plan:

1. Section 5 of the Plan is hereby amended by adding to the end thereof the following new sentence:

The term “subsidiary” shall include such other entities (in which the Corporation has a direct or indirect ownership interest) as the Committee may from time to time designate, subject to such limitations and conditions as the Committee may specify.

2. The amendment of the Plan set forth above shall be effective July 1, 2000.

3. Except as amended above, the Plan remains in full force and effect.

IN WITNESS WHEREOF, State Street Corporation has caused this instrument of amendment to be executed by its duly authorized officer this 28/th/ day of June, 2000.

STATE STREET CORPORATION

By:	/s/ Trevor Lukes
Name:	Trevor Lukes
Title:	Senior Vice President

1997 Equity Incentive Plan

STATE STREET CORPORATION

1997 EQUITY INCENTIVE PLAN

The State Street Corporation 1997 Equity Incentive Plan (the “Plan”), as previously amended and adjusted for stock dividends, is hereby further amended as follows:

1. The first paragraph of Section 2 of the Plan is amended in its entirety to read as follows:

“Unless otherwise determined by the Board of Directors of the Company (the “Board”), the Plan will be administered by a committee of the Board designated for such purpose (the “Committee”). During such time as the Stock is registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), except as the Board may otherwise determine, the Committee shall consist of at least two members who are both “non-employee directors” within the meaning of Rule 16b-3 promulgated under the 1934 Act and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Committee includes members who are not non-employee directors or outside directors as so defined, it shall act and shall be deemed to have acted through a subcommittee consisting solely of its non-employee and outside director members.”

2. The first sentence of Section 4 of the Plan is amended by deleting the existing share limit (taking into account all previous stock dividends and increases, 31,800,000 shares) and replacing it with the number “46,800,000”.

3. The last sentence of the second paragraph of Section 4 of the Plan (begins: “The maximum number of shares of Restricted Stock . . .”) is amended in its entirety to read as follows: “The maximum number of shares of Restricted Stock that may be delivered under the Plan shall not exceed 25% of the total number of shares authorized for issuance.”

4. The last sentence of Section 5 of the Plan is amended in its entirety to read as follows:

“A “subsidiary” for purposes of the Plan will be a corporation or other entity whose employees would be treated as employees of a subsidiary of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8. Options intended to be “incentive stock options” as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an “ISO”) may be granted only to an individual who is, at the time of grant, an employee of the Company or of a corporation that would be treated as a subsidiary of the Company under Section 424(f) of the Code.”

5. The second sentence of Section 6.1(a) of the Plan is amended in its entirety to read as follows:

“Both ISOs and options that are not ISOs may be granted under the Plan.”

6. Section 6.1(f) of the Plan is deleted.

7. Section 6.5(c) of the Plan is amended to read in its entirety as follows:

“(c) Limitations and Special Rules. No more than an aggregate of 1,000,000 shares of Stock (or their equivalent fair market value in cash) may be delivered to any Participant under Performance Awards made from and after the effective date of the Plan and prior to December 19, 2006. In the case of any Performance Award intended to qualify for the performance-based remuneration exception described at Section 162(m)(4)(C) of the Code and the regulations thereunder (an “exempt award”), the Committee shall in writing preestablish one or more specific, objectively determinable performance goal or goals (based solely on one or more qualified performance criteria) no later than ninety (90) days after the commencement of the period of service to which the performance relates (the “performance period”) (or at such other time as is required to satisfy the conditions of section 162(m)(4)(C) of the Code and the regulations thereunder). For purposes of the preceding sentence, a qualified performance criterion is any of the following determined (to the extent relevant) on either a consolidated or business-unit basis: (i) return on equity; (ii) earnings per share; (iii) the Company’s total shareholder return during the performance period compared to the total shareholder return of a generally recognized market reference (e.g., the S & P 500 or the S & P Financial Index); (iv) revenue growth; (v) market share; (vi) earnings; or (vii) revenue. To the extent consistent with qualification of an exempt award under Section 162(m)(4)(C) of the Code and the regulations thereunder, the Committee may provide that performance goals be adjusted in order to eliminate the effect of extraordinary or other non-recurring events or changes in the Stock by reason of an event described in Section 8.6(a).”

8. Section 7.1(a) of the Plan is amended in its entirety to read as follows:

“(a) All Options and Stock Appreciation Rights held by the Participant or a transferee immediately prior to such termination of employment, whether or not then exercisable, may be exercised by the Participant or such transferee (or if the Option or SAR was held by the Participant at death, by the Participant’s executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution), in accordance with the terms of the Option or SAR or on such accelerated basis as the Committee may determine, during the period that ends on the later of (i) one year after the date of such termination of employment, or (ii) one year after the Option or SAR, or the last installment of such Option or SAR if there is more than one, first becomes exercisable. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.”

9. Section 7.1(a) of the Plan is further amended in its entirety to read as follows:

“(a) All Options and Stock Appreciation Rights held by the Participant or a transferee immediately prior to termination of employment by reason of retirement or disability, whether or not then exercisable, may be exercised by the Participant or such transferee, in accordance with the terms of the Option or SAR or on such accelerated basis as the Committee may determine, during the period that ends on the later of (i) one year after the date of such termination of employment, or (ii) one year after the Option or SAR, or the last installment of such Option or SAR if there is more than one, first becomes exercisable. All Options and SARs held by the Participant or a transferee prior to termination of employment by reason of death, whether or not then exercisable, may be exercised by (i) the Participant’s executor or administrator or the person or persons to whom the Option or SAR is transferred by law or the applicable laws of descent and distribution, if the Option or SAR was held by the Participant at death, or (ii) by the Participant’s transferee, if the Option or SAR was held by such transferee at the Participant’s death, in either case during the period that ends one year after the date of death. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.”

10. Section 7.1(b) of the Plan is amended in its entirety to read as follows:

“In the case of termination of employment by reason of death or disability, all Restricted Stock held by the Participant immediately prior to such termination of employment shall be vested and the right to receive any payment or benefit under any Deferred Stock Award then held by the Participant shall be vested and accelerated. In the case of termination of employment by reason of retirement, all Restricted Stock held by the Participant immediately prior to retirement must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above and all of the Participant’s rights under any Deferred Stock Award, other than rights to any payment or benefit to which the Participant had become irrevocably entitled prior to retirement, will be forfeited. “

11. Section 7.1(c) of the Plan is amended by deleting the words “a Deferred Stock Award,”.

12. Section 7.2 of the Plan is amended as follows:

(i) The words “If a Participant who is an Employee” at the beginning of Section 7.2 are deleted and replaced with the words: “Except as provided at Section 7.2(d) below, if a Participant who is an Employee”.

(ii) Section 7.2(d) is amended by adding at the end thereof the following new text:

“Except as the Committee may otherwise determine, a Participant who ceases to be an Employee but in connection therewith continues to provide consulting or advisory services to the Company or its subsidiaries, or who ceases to be a consultant or advisor to the Company or its subsidiaries but in connection therewith becomes an Employee, will not be deemed to have suffered a Status Change until such time as he or she ceases to provide services to the Company and its subsidiaries in any of such capacities (whether as an Employee, consultant or advisor). Except as the Committee may otherwise determine, if a subsidiary by which a Participant is employed or to which he or she is providing services ceases to be a subsidiary (by sale, disposition or otherwise), the Participant will thereupon be treated as having suffered a Status Change unless, in connection with such event, he or she continues to be employed by or continues otherwise to provide services to the Company or its continuing subsidiaries.”

13. The paragraph at the end of Section 7.4(a) of the Plan (begins: “Notwithstanding the foregoing, if any right granted pursuant to this Section 7.4 would make a Change of Control transaction ineligible for pooling of interests . . .”) is deleted.

14. The last paragraph of Section 8.4 of the Plan (begins: “If in connection with the exercise of an ISO . . .”) is amended by deleting the words “may arise in connection with tax exercise” and replacing them with the words “may arise in connection with the exercise”.

15. Section 8.5 of the Plan is amended in its entirety to read as follows:

“No ISO nor, except as the Committee may otherwise determine, any other Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution or exercised, during the Participant’s lifetime, other than by the Participant (or, in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf). The Committee in its discretion may permit transfers of Awards other than ISOs to other persons or entities.”

16. The Plan is amended by adding a new Section 8.10, to read in its entirety as follows:

“8.10 Special Terms for Non-U.S. Participants

The Committee may establish special rules under the Plan (which may be, but need not be, consistent with the rules applicable to Participants and Awards generally) for Awards to Participants employed by or otherwise providing services to non-U.S. subsidiaries; provided, that no such special rules shall be established without the approval of the stockholders of the Company to the extent they would be ineffective without such stockholder approval if accomplished as an amendment to the Plan pursuant to Section 9.”

17. The amendments made by paragraphs 2 and 7 above are contingent upon approval by the Board of Directors of State Street Corporation. The amendment made by paragraph 2 above and the provisions of Section 6.5(c) of the Plan as amended by paragraph 7 above are also contingent upon approval of the stockholders of the Company. The amendments made by paragraphs 3, 4, 5, 6, 12 and 13 above are effective immediately as to awards granted after the date hereof. The amendments made by paragraphs 8, 9, 10 and 11 above are effective immediately as to awards under the Plan made on or after the date hereof. The other amendments made by this instrument of amendment are clarifications of existing language and are effective as of the original effective date of the Plan.

IN WITNESS WHEREOF, State Street Corporation has caused this instrument of amendment to be executed by its duly authorized officer this 20th day of December, 2001.

STATE STREET CORPORATION

By:	/s/ JOHN R. TOWERS

STATE STREET CORPORATION

225 Franklin Street

Boston, MA 02110

Notification of Grant of Performance Award

March 3, 2004

Re:
Performance Award

Dear                     :

This letter shall serve as an agreement between you and State Street Corporation (the “Company”) setting forth the terms and conditions relating to the Performance Award granted to you under the Company’s 1997 Equity Incentive Plan, as amended (the “Plan”), if certain performance targets are met during designated performance periods.

1.	Grant of Performance Award.

You have been granted an Award consisting of          units (a “Performance Award”) entitling you to payment as described below upon satisfaction of the terms and conditions of this Award. The Award has been granted with respect to the performance period (the “Performance Period”) commencing January 1, 2004 and ending on December 31, 2005 (the “Maturity Date”).

2.	Performance Targets: Committee Certification.

Your Performance Award shall be earned as follows:

(a) Earnings Per Share (EPS). Seventy percent (70%) of the Performance Awards granted (            ) shall be earned based upon the Company’s fully diluted aggregated earnings per share (EPS), as reported, during the Performance Period.

(b) Return on Equity (ROE). Thirty percent (30%) of the Performance Awards granted (            ) shall be based on the Company’s average return on common stockholders’ equity (ROE), as reported, during the Performance Period.

The specific EPS and ROE targets were established by the Committee on March 3, 2004 and are attached. Achievement of the specific performance target(s) will be a condition to the earning of any payment under this Award. The earning of the Award is also conditioned upon Committee certification, following the close of the Performance Period, that the specific performance targets have been achieved.

3.	Form of Payment.

(a) Each Performance Award is payable in cash, on or before the March 31st next following the end of the Performance Period, in an amount equal to the fair market value of one share of the Company’s common stock, $1.00 par value (the “Common Stock”). For this purpose, fair market value shall mean the average of the closing high and low prices of the Common Stock on the ten trading days preceding the end of the Performance Period.

(b) Upon your request made prior to January 1st of the year of the end of the Performance Period, payment under this Award may be deferred on such terms and for such period as the Committee may approve. The deferred amount will be credited to the Restoration & Voluntary Deferral Plan.

4.	Non-Transferability, Etc.

The Award, including Performance Awards represented thereby, shall not be transferable otherwise than by will or the laws of descent and distribution.

5.	Termination of Employment

(a)

No amount shall be paid in respect of the Award in the event that you cease to be employed by the Company prior to the end of the Performance Period, except as the Committee may otherwise determine.

(b)

Any payment under the Award pursuant to an exercise by the Committee of its discretion under (a) above will take into account the time between the date your employment so terminated and the end of the Performance Period. In addition, payment to you of any unearned Performance Awards after termination of your employment otherwise than by reason of your death shall be subject to the conditions that until the Maturity Date you shall (i) not engage whether directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association, or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company or any of its direct or indirect subsidiaries, and (ii) be available at reasonable times for consultations at the request of the Company’s management with respect to phases of the business with which you were actively connected during your employment. In the event that either of the above conditions is not fulfilled, you shall receive no payment of the unearned Performance Award. Any determination by the Board of Directors [Committee] that you are, or have engaged in a competitive business or activity as aforesaid or not have been available for consultations as aforesaid shall be conclusive. Notwithstanding the foregoing this paragraph 5(c) shall be inapplicable following a Change of Control.

6.	Acceleration of Performance Award.

Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control occurring prior to the Maturity Date, you shall be entitled at the time of such Change of Control to receive a cash payment per Performance Award equal to the adjusted fair market value of a share of the Common Stock. For purposes of the preceding sentence, “adjusted fair market value” shall mean the higher of the (i) the highest average of the reported daily high and low prices per share of the Common Stock during the 60 day period prior to the first date of actual knowledge by the Board of Directors of a Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in Section 7.4(b)(1) or (3) of the Plan, the highest price per share of the Common Stock paid in such transaction series of transactions (which in the case of a transaction described in Section 7.4(b)(1) of the Plan shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition.

7.	Changes in Capitalization or Corporate Structure.

The aggregate number of Performance Awards reflected in the Award shall be appropriately adjusted pursuant to Section 8.6 of the Plan to reflect transactions, events or circumstances described in said Section 8.6.

8.	Amendments to Performance Units.

Subject to the specific limitations set forth in the Plan, the Board of Directors [Committee] may at any time suspend or terminate any rights or obligations relating to Performance Awards prior to their Maturity Date without your consent.

9.	Compliance with Section 162(m).

The Committee shall exercise its discretion with respect to this award in all cases so as to preserve the deductibility of payments under the Award against disallowance by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code).

10.	Provisions of the Plan.

The provisions of the Plan are incorporated herein by reference, and all terms not other wise defined herein shall have the meaning given to them in the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. You acknowledge that you have received a copy of the Plan [and a copy of the Prospectus for the Plan].

If the Award and the foregoing terms and conditions are acceptable to you, please sign the enclosed counterpart of this letter and return the same to the undersigned.

Very Truly Yours,

STATE STREET CORPORATION

By
Boon Ooi
Senior Vice President

The undersigned hereby accepts the Award and the Performance Awards represented thereby on the terms and subject to the conditions set forth above.

Dated:

FORM OF PERFORMANCE AWARD AGREEMENT UNDER THE 1997 EQUITY INCENTIVE PLAN

STATE STREET CORPORATION

Performance Award Agreement

(Name)

Re:	Performance Award

Dear                     :

This letter shall serve as an agreement (the “Agreement”) between you and State Street Corporation (the “Company”) setting forth the terms and conditions relating to the Performance Award granted to you under the Company’s 1997 Equity Incentive Plan, as amended (the “Plan”), which shall be payable if certain performance and other conditions are satisfied as described below.

1. Grant of Performance Award.

You have been granted an award (the “Award) consisting of a total of          units (“Units”). To be entitled to any payment under the Award, you must execute this Agreement and return a fully executed copy to the Company, and all terms and conditions of this Award must have been satisfied. The Award will be payable, if at all, based in part on the achievement by the Company of certain performance measures (described below and in Exhibit I) over the two-year period commencing January 1, 2006 and ending on December 31, 2007 (the “Performance Period”). The date on which the Performance Period ends (December 31, 2007) is referred to herein as the “Maturity Date.”

2. Performance Targets: Committee Certification.

Whether your Award will be paid and if so in what amounts will depend in part (i) as to seventy (70%) percent of the Award (the “EPS Portion”), on the Company’s achievement of specified earnings per share targets as described in (a) below and in Exhibit I, and (ii) as to the remaining thirty (30%) percent of the Award (the “ROE Portion”), on the Company’s achievement of specified return on shareholders’ equity targets as described in (b) below and in Exhibit I.

(a) Earnings Per Share (EPS). Subject to the other terms and conditions of the Award, the Company’s full diluted aggregated earnings per share from continuing operations (“EPS”) for the Performance Period will determine how much, if any, of the EPS Portion of the Award will be payable. Exhibit I sets forth the EPS threshold that must be achieved if any of the EPS Portion is to be payable and the higher EPS target that must be achieved if the entire EPS Portion is to be payable, with interpolation for EPS performance between those limits.

(b) Return on Equity (ROE). Subject to the other terms and conditions of the Award, the Company’s average return on shareholders’ equity from continuing operations (“ROE”) will determine how much, if any, of the ROE Portion of the Award will be payable. Exhibit I sets forth the ROE threshold that must be achieved if any of the ROE Portion is to be payable and the higher ROE amounts that must be achieved if higher percentages, or the entirety, of the ROE Portion is to be payable, with interpolation for ROE performance between those limits.

The specific EPS and ROE performance targets for the Performance Period were established by the Committee on March 1, 2006 and are set forth on Exhibit I, attached hereto and made a part hereof. Subject to the other terms and conditions of the Award, payment under this Award will only be made if the Committee certifies, following the close of the Performance Period, that the pre-established threshold performance targets have been exceeded on the Maturity Date and then only to the extent of the level of performance so certified as having been achieved.

3. Form of Payment.

Any portion of the Award earned by reason of a Committee certification as described above will be payable in shares of the Company’s common stock (“Common Stock”) on or before the March 31 next following the end of the Performance Period. The number of shares to be paid will be determined by multiplying the number of Units set forth in paragraph 1, above, by the Total Funding Percentage. For this purpose, “Total Funding Percentage” means the sum of the weighted funding percentages achieved for each of the ROE and EPS performance targets, respectively, for the Performance Period as certified by the Committee.

4. Non — Transferability, Etc.

This Award shall not be transferable otherwise than by will or the laws of descent and distribution and it may be exercised during your lifetime only by you. Any attempt to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

5. Termination of Employment

No amount shall be paid in respect of the Award in the event that you cease to be employed by the Company prior to the end of the Performance Period, except as the Committee may otherwise determine in its sole discretion. Any payment under the Award pursuant to an exercise by the Committee of its discretion under the preceding sentence will take into account the time between the date on which your employment so terminated and the end of the Performance Period. In addition, payment to you of any unearned Award after termination of your employment otherwise than by reason of your death shall be subject to the conditions that until the date on which the Award is paid you shall (i) not engage whether directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association, or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company or any of its direct or indirect subsidiaries, and (ii) be available at reasonable times for consultations at the request of the Company’s management with respect to phases of the business with which you were actively connected during your employment. In the event that either of the above conditions is not fulfilled, you shall receive no payment under this Award. Any determination by the Committee that you are, or have engaged in a competitive business or activity as aforesaid or not have been available for consultations as aforesaid shall be conclusive and binding on all persons. Notwithstanding the foregoing, this paragraph 5(b) shall be inapplicable following a Change of Control

6. Acceleration of Performance Award.

Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control occurring prior to the Maturity Date, you shall be entitled at the time of such Change of Control to receive a cash payment equal to the adjusted fair market value of a share of the Common Stock multiplied by the number of Units set forth in paragraph 1, above. For purposes of the preceding sentence, “adjusted fair market value” shall mean the higher of the (i) the highest average of the reported daily high and low prices per share of the Common Stock during the 60-day period prior to the first date of actual knowledge by the Board of Directors of circumstances that resulted in a Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in Section 7.4(b)(1) or (3) of the Plan, the highest price per share of the Common Stock paid in such transaction series of transactions (which in the case of a transaction described in Section 7.4(b)(1) of the Plan shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition

7. Changes in Capitalization or Corporate Structure.

The Award is subject to adjustment pursuant to Section 8.6 of the Plan in the circumstances therein described.

8. Amendments to Performance Units.

Subject to the specific limitations set forth in the Plan, the Committee may at any time suspend or terminate any rights or obligations relating to the Award prior to the Maturity Date without your consent.

9. Compliance with Section 162(m).

The Committee shall exercise its discretion with respect to this Award in all cases so as to preserve the deductibility of payments under the Award against disallowance by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code).

10. Provisions of the Plan.

The provisions of the Plan are incorporated herein by reference, and all terms not otherwise defined herein shall have the meaning given to them in the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. You acknowledge that you have received a copy of the Plan and a copy of the Prospectus for the Plan.

If the Award and the foregoing terms and conditions are acceptable to you, please sign the enclosed counterpart of this letter and return the same to the undersigned.

Very truly yours,

STATE STREET CORPORATION

By
Boon S. Ooi
Senior Vice President

The undersigned hereby accepts the Award on the terms and subject to the conditions set forth above.

(Name)

Dated:

Election to Defer

Performance Award Payment

Executive Compensation Committee

State Street Corporation

225 Franklin Street

Boston, MA 02110

Attention:	Boon Ooi
Senior Vice President
Human Resources & Organizational Performance

Ladies and Gentlemen:

The undersigned is a participant (the “Participant”) in the “1997 Equity Incentive Plan”, Cycle. Payments, if any, under the Plan with respect to such Cycle, unless deferred, are to be made on or before          (the “Payments”), subject to the provisions of paragraph 3(b) of the Performance Award Agreement between the undersigned and State Street dated             . Pursuant to said Plan and Agreement, the Participant hereby elects to defer (choose one):

( ) $	(or 100% of the Payments, if less)

( )	% of the Payments

(the deferred amount with interest thereon as provided below being the “Deferred Payment”) until (Date), (Year) subject to the terms and conditions hereof.

This deferral of the Deferred Payment is made upon the following terms and conditions prescribed by the Executive Compensation Committee:

1)

Deferral Period. The deferral period shall not be less than two years from             , nor more than ten years from such date.

2)

Lump Sum. The Deferred Payment when paid will be paid in a single cash lump sum.

3)

Non-Assignable. The Deferred Payment may not be assigned, transferred, pledged or encumbered. In the event of death of the undersigned prior to the complete distribution of the Deferred Payment, any portion of such Deferred Payment that has not been distributed shall be paid or distributed to: .

4)

Irrevocable Election. The deferral is irrevocable except in the event of the Participant’s death, other termination of the Participant’s employment, or a Change in Control (as defined in the Plan). In the event of the Participant’s death, the Deferred Payment will be made to the Participant’s estate as soon as practicable following death. In the event of the Participant’s termination of employment for any reason other than death, the Deferred Payment will be made to the Participant as soon as practicable after such termination of employment. Upon a Change in Control the Deferred Payment will be made to the Participant as soon as practicable after such event.

5)

Interest. The amount deferred will accrue interest, annually, at a rate effective to the yield to maturity on the 360-day Treasury bill with an issue date closest to                     , and with issue dates closest to                      of each succeeding year. In no event, however, shall the interest payable with respect to the Deferred Payments be greater than the maximum interest rate, if any, permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended, the regulations thereunder or interpretations thereof.

6)

Withholding. The Deferred Payment shall be reduced by withholding taxes and other legally required deductions at the time of distribution.

7)

Reports. State Street shall provide the Participant with a statement of the amount of the Deferred Payment (including the interest accrued thereon) as of the end of each calendar year.

8)

No Funding. State Street will not fund the Deferred Payment. State Street’s obligation to pay the Deferred Payment constitutes a mere promise to pay, will be paid solely from the general assets of State Street and the Participant’s rights shall be only those of an unsecured general creditor.

9)

Limitation. The deferral of the Deferred Payment shall not give the Participant any right to be retained as an employee.

The undersigned hereby agrees to the foregoing terms and conditions with respect to the Deferred Payment and by signing below intends and agrees to be legally bound thereby.

Very Truly Yours,

Witness

Dated:
The foregoing election is accepted.

State Street Corporation

Boon Ooi
Senior Vice President
Dated:

STATE STREET CORPORATION

1997 EQUITY INCENTIVE PLAN

Non-qualified Stock Option Award Agreement

Subject to your acceptance of the terms set forth in this agreement, State Street Corporation (the “Company”) has awarded to you the option to purchase shares of common stock (“Stock”) of the Company, detailed in your award Certificate on this website and pursuant to the State Street Corporation 1997 Equity Incentive Plan (the “Plan”) and certain conditions set forth below (the “NQO Award Agreement”). A copy of the Plan document and the Company’s Prospectus are located on this website for your reference. All terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided. The term “vest” as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more options to purchase shares of Stock. The terms of the NQO Award Agreement are as follows:

1.

Term and Exercise Period. Subject to paragraphs 5 and 6 hereof and to this paragraph 1, the Option shall vest according to the vesting schedule detailed in your Certificate of Stock Option Grant on this website. In no event, however, shall the exercise of the Option or any installment thereof be made later than ten (10) years from the original grant date. You may not exercise the Option with respect to less than fifty (50) shares at any one time except when the number of remaining shares of the Option is less than fifty (50); and except as is otherwise provided herein you may not exercise the Option or any installment thereof unless you are then an employee of the Company or one of its subsidiaries.

2.

Method of Exercising Option. You may exercise the vested option before the grant expiration date by stating the number of shares (but not fewer than fifty (50) shares or the remaining shares under the Option, if fewer) which the exercise is intended to cover and paying in full for the aggregate grant price for such shares, in cash, or by certified or bank check. In lieu of a cash payment in full, you may pay the grant price through the delivery (including by attestation of ownership) of a whole number of shares of Common Stock of the Company held for at least six months with a fair market value equal to the grant price less any cash included in the tender. Payment for any shares subject to an Option may also be made by delivering a properly executed notice to the Company, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the aggregate grant price, and, if required, the amount of any federal, state, local or foreign withholding taxes. Certificates for shares that you purchased shall be promptly delivered per your instructions to you or your broker.

3.

Employee Rights and Duties. You shall not have any right of a stockholder with respect to the shares covered by the Option prior to the issuance thereof nor shall this agreement grant you any rights of employment with the Company.

4.

Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution and it may be exercised only by you during your lifetime. Any attempt to assign or transfer the Option, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Option itself null and void.

5.

Termination of Employment.

a)

If your employment terminates by reason of disability (as set forth in Section 7.1 for the Plan) or retirement at or after the normal or early retirement age under any retirement plan or supplemental retirement agreement maintained by the Company or any subsidiary prior to exercise, expiration, surrender or cancellation of the Option, the Option shall remain exercisable after the date of such termination of employment in accordance with the Plan and this agreement whether or not such Option was exercisable at the time of such termination during the period that ends on the later of (i) one (1) year after the Option first becomes exercisable or if exercisable in installments after the last installment becomes exercisable; and (ii) one (1) year from termination of employment.

b)

If your employment terminates by reason of death, whether or not then exercisable, all Options held by you prior to termination may be exercised by your executor or administrator or the person(s) to whom the Option is transferred by law or the applicable laws of descent and distribution during the period that ends one year after the date of death. In no event, however, shall an Option remain exercisable beyond the grant expiration date.

c)

If your employment terminates for any reason other than death, disability or retirement prior to exercise, expiration, surrender or cancellation of the Option, such Option shall terminate three (3) months from the date of such termination, during which period the Option may be exercised only to the extent that it was exercisable on the date of such termination. In the event that the award recipient is eligible to receive severance when terminated from the Company, the Option shall continue to vest through the end of the “bridging period” as defined in the Company’s severance policy; under such circumstances, the Option shall terminate three (3) months from the date the bridging period ends. If you die within such three (3) month period, the Option shall expire (1) year after the date of your termination, during which period the Option may be exercised at any time by the person or persons to whom your rights shall pass by will or by the applicable laws of descent or distribution, but only to the extent it was exercisable on the date of such termination. In no event, however, may the Option be exercised after the grant expiration date set out in the applicable Certificate.

d)

Your rights with respect to any unexercised Option after termination of your employment other than by reason of death shall be subject to the conditions that until any such Option is exercised you shall (i) not engage either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association, or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company or any of its direct or indirect subsidiaries, and (ii) be available at reasonable times for consultations at the request of the Company’s management with respect to phases of the business with which you were actively connected during your employment. In the event that either of the above conditions is not fulfilled, you shall forfeit all rights to any unexercised Option. Any determination by the Board of Directors that you are, or have, engaged in a competitive business or activity as aforesaid or have not been available for consultations as aforesaid shall be conclusive. Notwithstanding the foregoing this paragraph shall be inapplicable following a Change of Control (as defined in the Plan).

6.

Acceleration of Options. Upon a Change of Control (as defined in the Plan), all Options outstanding as of the date of such Change of Control is determined to have occurred and which are not then exercisable shall become fully exercisable. Optionees subject to Section 16 shall have certain rights to receive cash in lieu of exercising the option in the amount of the Spread, all as set forth in the Plan; provided, that for purposes of this Option, “Spread” shall mean, with respect to any share subject to the Option, the excess of fair market value of such share on the date of exercise over the per-share grant price. After a Change of Control (but subject to Section 7.3 of the Plan), the Option shall remain exercisable following a termination of your employment other than by reason of your death, disability or retirement for a period of seven (7) months after termination of employment, or until expiration of the original term of the Option, whichever period is shorter.

7.

Changes in Capitalization. The Board of Directors of the Company may make appropriate adjustments in the aggregate number and kind of shares and the grant price per share subject to the Option when it deems such action necessary by reason of any stock dividend, split or any recapitalization, reclassification, merger, consolidation, combination or similar transaction.

8.

Withholding. The Committee will have the right to require that you remit to the Company an amount sufficient to satisfy any withholding tax requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit you to elect at such time and in such manner as the Committee provides to satisfy your withholding tax requirement with the proceeds from the sale of shares resulting from your option exercise.

9.

Securities Act Considerations. The shares of Common Stock acquired by you upon exercise of the Option are registered under the Securities Act of 1933, as amended (the “Act”). Under current regulations, you may freely resell all or a part of such shares from time to time, provided you are not deemed to be an “affiliate” of the Company as that term is defined in the Act. Officers filing Forms 4—Statement of Changes in Beneficial Ownership are deemed to be affiliates. As an affiliate of the Company, you may resell such shares only pursuant to a currently effective registration statement on Form S-3 or Form S-1 as promulgated by the Securities and Exchange Commission, or pursuant to Rule 144 or other exemption under the Act.

By your accepting this agreement, this agreement shall take effect as a sealed instrument.

STATE STREET CORPORATION

1997 EQUITY INCENTIVE PLAN

Incentive Stock Option Award Agreement

Subject to your acceptance of the terms set forth in this agreement, State Street Corporation (the “Company”) has awarded to you the option, qualifying as incentive stock options under Section 422(b) of the Internal Revenue Code, to purchase shares of common stock (“Stock”) of the Company, detailed in your award Certificate on this website and pursuant to the State Street Corporation 1997 Equity Incentive Plan (the “Plan”) and certain conditions set forth below (the “ISO Award Agreement”). A copy of the Plan document and the Company’s Prospectus are located on this website for your reference. All terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided. The term “vest” as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more options to purchase shares of Stock. The terms of the ISO Award Agreement are as follows:

1.

Term and Exercise Period. Subject to paragraphs 6 and 7 hereof and to this paragraph 1, the Option shall vest according to the vesting schedule detailed in your Certificate of Stock Option Grant. In no event, however, shall the exercise of the Option or any installment thereof be made later than ten (10) years from the original grant date. You may not exercise the Option with respect to less than fifty (50) shares at any one time except when the number of remaining shares of the Option is less than fifty (50); and except as is otherwise provided herein you may not exercise the Option or any installment thereof unless you are then an employee of the Company or one of its subsidiaries.

2.

Method of Exercising Option. You may exercise the vested option before the grant expiration date by stating the number of shares (but not fewer than fifty (50) shares or the remaining shares under the Option, if fewer) which the exercise is intended to cover and paying in full for the aggregate grant price for such shares, in cash, or by certified or bank check. In lieu of a cash payment in full, you may pay the grant price through the delivery (including by attestation of ownership) of a whole number of shares of Common Stock of the Company held for at least six months with a fair market value equal to the grant price less any cash included in the tender. Payment for any shares subject to an Option may also be made by delivering a properly executed notice to the Company, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the aggregate grant price, and, if required, the amount of any federal, state, local or foreign withholding taxes. Certificates for shares that you purchased shall be promptly delivered per your instructions to you or your broker.

3.

ISO Tax Treatment. No ordinary taxable income is realized by the optionee upon the grant or exercise of an ISO. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after exercise, then upon a later sale of such shares, any gain or loss recognized in the sale will be taxed to the optionee as a long-term capital gain or loss. If shares of Common Stock acquired upon the exercise of an ISO are disposed of by the optionee prior to the expiration of the two-year or one-year holding periods (a “disqualifying disposition”), generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof. Any further gain recognized will be taxed as short-term or long-term capital gain. Exercise of an ISO increases the optionee’s alternative minimum taxable income (“AMTI”) by an amount equal, in general, to the excess of the fair market value of the shares acquired under the option over the option price. This increase may result in an alternative minimum tax (“AMT”) liability to the optionee.

4.

Employee Rights and Duties. You shall not have any right of a stockholder with respect to the shares covered by the Option prior to the issuance thereof nor shall this agreement grant you any rights of employment with the Company.

5.

Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution and it may be exercised only by you during your lifetime. Any attempt to assign or transfer the Option, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Option itself null and void.

6.

Termination of Employment.

a)

Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee. If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option.

b)

If your employment terminates by reason of disability (as set forth in Section 7.1 for the Plan) or retirement at or after the normal or early retirement age under any retirement plan or supplemental retirement agreement maintained by the Company or any subsidiary prior to exercise, expiration, surrender or cancellation of the Option, the Option shall remain exercisable after the date of such termination of employment in accordance with the Plan and this agreement whether or not such Option was exercisable at the time of such termination during the period that ends on the later of (i) one (1) year after the Option first becomes exercisable or if exercisable in installments after the last installment becomes exercisable; and (ii) one (1) year from termination of employment.

c)

If your employment terminates by reason of death, whether or not then exercisable, all Options held by you prior to termination may be exercised by your executor or administrator or the person(s) to whom the Option is transferred by law or the applicable laws of descent and distribution during the period that ends one year after the date of death. In no event, however, shall an Option remain exercisable beyond the grant expiration date.

d)

If your employment terminates for any reason other than death, disability or retirement prior to exercise, expiration, surrender or cancellation of the Option, such Option shall terminate three (3) months from the date of such termination, during which period the Option may be exercised only to the extent that it was exercisable on the date of such termination. In the event that the award recipient is eligible to receive severance when terminated from the Company, the Option shall continue to vest through the end of the “bridging period” as defined in the Company’s severance policy; under such circumstances, the Option shall terminate three (3) months from the date the bridging period ends. If you die within such three (3) month period, the Option shall expire (1) year after the date of your termination, during which period the Option may be exercised at any time by the person or persons to whom your rights shall pass by will or by the applicable laws of descent or distribution, but only to the extent it was exercisable on the date of such termination. In no event, however, may the Option be exercised after the grant expiration date set out in the applicable Certificate.

e)

Your rights with respect to any unexercised Option after termination of your employment other than by reason of death shall be subject to the conditions that until any such Option is exercised you shall (i) not engage either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association, or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company or any of its direct or indirect subsidiaries, and (ii) be available at reasonable times for consultations at the request of the Company’s management with respect to phases of the business with which you were actively connected during your employment. In the event that either of the above conditions is not fulfilled, you shall forfeit all rights to any unexercised Option. Any determination by the Board of Directors that you are, or have, engaged in a competitive business or activity as aforesaid or have not been available for consultations as aforesaid shall be conclusive. Notwithstanding the foregoing this paragraph shall be inapplicable following a Change of Control (as defined in the Plan).

7.

Acceleration of Options. Upon a Change of Control (as defined in the Plan), all Options outstanding as of the date of such Change of Control is determined to have occurred and which are not then exercisable shall become fully exercisable. Optionees subject to Section 16 shall have certain rights to receive cash in lieu of exercising the option in the amount of the Spread, all as set forth in the Plan; provided, that for purposes of this Option, “Spread” shall mean, with respect to any share subject to the Option, the excess of fair market value of such share on the date of exercise over the per-share grant price. After a Change of Control (but subject to Section 7.3 of the Plan), the Option shall remain exercisable following a termination of your employment other than by reason of your death, disability or retirement for a period of seven (7) months after termination of employment, or until expiration of the original term of the Option, whichever period is shorter.

8.

Changes in Capitalization. The Board of Directors of the Company may make appropriate adjustments in the aggregate number and kind of shares and the grant price per share subject to the Option when it deems such action necessary by reason of any stock dividend, split or any recapitalization, reclassification, merger, consolidation, combination or similar transaction.

9.

Withholding. The Committee will have the right to require that you remit to the Company an amount sufficient to satisfy any withholding tax requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit you to elect at such time and in such manner as the Committee provides to satisfy your withholding tax requirement with the proceeds from the sale of shares resulting from your option exercise. If at any time an ISO is exercised, the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

10.

Securities Act Considerations. The shares of Common Stock acquired by you upon exercise of the Option are registered under the Securities Act of 1933, as amended (the “Act”). Under current regulations, you may freely resell all or a part of such shares from time to time, provided you are not deemed to be an “affiliate” of the Company as that term is defined in the Act. Officers filing Forms 4—Statement of Changes in Beneficial Ownership are deemed to be affiliates. As an affiliate of the Company, you may resell such shares only pursuant to a currently effective registration statement on Form S-3 or Form S-1 as promulgated by the Securities and Exchange Commission, or pursuant to Rule 144 or other exemption under the Act.

By your accepting this agreement, this agreement shall take effect as a sealed instrument.

STATE STREET CORPORATION

1997 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

Subject to your acceptance of the terms set forth in this agreement, State Street Corporation (the “Company”) has awarded to you “restricted” shares of common stock (“Stock”) of the Company, detailed in your award Certificate on this website and pursuant to the State Street Corporation 1997 Equity Incentive Plan (the “Plan”) and certain conditions set forth below (the “Restricted Stock Award Agreement”). A copy of the Plan document and the Company’s Prospectus are located on this website for your reference. All terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided. The term “vest” as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more shares of Stock.

In consideration of the Company’s accepting this Restricted Stock Award Agreement and transferring to you, the award recipient, the shares of Stock provided for herein and in the accompanying award Certificate, you hereby agree with the Company as follows:

1.

If certificates for the shares awarded hereunder are issued, the certificates for any unvested shares shall be held by the Company with blank stock powers to be used in the event of forfeiture. If unvested shares are held in book entry form, the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

2.

The shares of Stock acquired by you hereunder pursuant to this Restricted Stock Award Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan, which is incorporated herein by reference with the same effect as if set forth herein in full.

3.

In the event you cease to be employed by the Company and its subsidiaries for any reason, including retirement, other than death or disability (as hereinafter defined), the Stock acquired hereunder, less any shares that have previously vested, shall be immediately forfeited to the Company. You hereby (i) acknowledge that the shares of stock issued to you under the Restricted Stock Award Agreement may be held in book entry form on the books of Equiserve Trust Company, N.A. (or another institution specified by the Company), and irrevocably authorize the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agree to deliver to the Company, as a precondition to the issuance of any stock certificate or certificates with respect to unvested shares of Stock hereunder, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agree to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture hereunder. For purposes of this Agreement, “disability” shall have the meaning set forth in Section 7.1 of the Plan.

4.

The shares acquired hereunder shall vest in accordance with the provisions of this Paragraph 4 and applicable provisions of the Plan, as specified on your award Certificate provided in each case that you are then, and since the grant date have continuously been, employed by the Company or its subsidiaries. In the event that you are eligible to receive severance when terminated from the Company, the unvested shares of Stock shall continue to vest through the end of the “bridging period” as defined in the Company’s severance policy. In the event of a Change of Control of the Company, as defined in Section 7.4 of the Plan, all shares acquired hereunder that have not previously been forfeited shall immediately vest, provided that you are then employed by the Company or its subsidiaries.

5.

Any stock certificates representing unvested shares shall be held by the Company, and any such certificate (and to the extent determined by the Company, any other evidence of ownership of unvested shares) shall contain the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE STATE STREET CORPORATION 1997 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND STATE STREET CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF STATE STREET CORPORATION.

6.

As soon as practicable following the vesting of any such shares the Company shall cause a stock certificate or certificates covering such shares, without the aforesaid legend, to be issued and delivered to the award recipient, subject to the payment by the award recipient by cash or other means acceptable to the Company of any withholding taxes due in connection with such vesting.

7.

You shall be entitled to any and all dividends or other distributions paid with respect to all shares of Stock acquired hereunder which have not been forfeited or otherwise disposed of and shall be entitled to vote any such shares; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Restricted Stock Award Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited to the Company if and when the associated share is so forfeited.

8.

You understand that once a certificate has been delivered to you in respect of shares of Stock acquired hereunder which have vested, you will be free to sell the shares of Stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws.

9.

You expressly acknowledge that the vesting of the shares of Stock acquired hereunder will give rise to ordinary income, subject to tax withholding. The amount of income realized will be the fair market value of the shares upon vesting when the substantial risk of forfeiture lapses. You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company in cash, or by selling shares of Stock acquired hereunder, or by the delivery of previously acquired Stock, all taxes required to be withheld in connection with such vesting.

10.

You also acknowledge that you may elect, within 30 days of the date of grant, under Section 83(b) of the IRS Code, to recognize income at the time of the award. If you make an 83(b) election, you must pay tax withholding based on the fair market value of the shares on the date of grant. If these shares are subsequently forfeited, the taxes paid are forfeited, and you may not claim a loss with respect to the income recognized or on the shares forfeited.

By your accepting this agreement, this agreement shall take effect as a sealed instrument.

OFFER OF GRANT OF AWARD	STATE STREET CORPORATION STATE STREET GLOBAL ADVISORS One Lincoln Street Boston, Massachusetts 02110

<DATE>

Re: SSgA Performance-Based Equity Award

Dear <Employee>:

As a member of a select group of key management of SSgA, you have been chosen to participate in SSgA’s Performance-Based Equity Program. This letter shall serve as an agreement between you and State Street Corporation (the “Company”) setting forth the terms and conditions relating to the Performance Award granted to you under the Company’s 1997 Equity Incentive Plan, as amended (the “Plan”), if certain performance targets are met during designated performance periods.

1.	Grant of Performance Award.

You have been granted a Performance Award (“Award”) consisting of          units entitling you to payment as described below upon satisfaction of the terms and conditions of the plan. The Award has been granted with respect to the performance period (the “Performance Period”) commencing January 1, 2004 and ending on December 31, 2006 (the “Maturity Date”).

2.	Performance Targets: Committee Certification.

Your Award shall be earned as follows:

The Performance Awards granted shall be earned based upon SSgA’s compounded annual growth in Net Income Before Taxes (NIBT) during 2004, 2005, and 2006.

The specific NIBT targets were established by the Board of Directors (“Committee”) on March 3, 2004 and are attached. Achievement of the specific performance target(s) will be a condition to the earning of any payment under this Award. The earning of the Award is also conditioned upon Committee certification, following the close of the Performance Period, that the specific performance targets have been achieved.

3.	Form of Payment.

(A)

Each Award is payable in stock, on or before March 31st following the end of the Performance Period, in an amount equal to the fair market value of one share of the Company’s common stock, $1.00 par value (the “Common Stock”) multiplied by the performance factor. For this purpose, fair market value shall mean the average of the closing high and low prices of the Common Stock on the ten trading days preceding the end of the Performance Period.

(B)

Upon your request made prior to January 1st of the year of the end of the Performance Period, payment under this Award may be deferred on such terms and for such period as the Committee may approve. The deferred amount will be credited to the Restoration & Voluntary Deferral Plan.

4.	Non—Transferability, Etc.

The Award, including Performance Awards represented thereby, shall not be transferable otherwise than by will or the laws of descent and distribution.

5.	Termination of Employment

Except as hereinafter expressly provided, no payment shall be made under an Award unless the Participant has been continuously employed by State Street Corporation and its subsidiaries (“State Street”) from the date of the Award through the date of payment. Notwithstanding the foregoing:

In the case of a Participant whose employment with State Street terminates by reason of death, “disability” (as that term is defined in Section 7.1 of the Plan), or “retirement” (as that term is defined in Section 7.1 of the Plan) at any time during the Performance Period applicable to the award, shall vest and be paid a cash payment per Performance Award equal to the adjusted fair market value of a share of the Common Stock multiplied by the performance factor as of the date of termination for each performance period. For purposes of the preceding sentence, “adjusted fair market value” shall mean the higher of the highest average of the reported daily high and low prices per share of the Common Stock during the 60 day period prior to the termination date.

6.	Acceleration of Performance Award.

Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control occurring prior to the Maturity Date, you shall be entitled at the time of such Change of Control to receive a cash payment per Performance Award equal to the adjusted fair market value of a share of the Common Stock. For purposes of the preceding sentence, “adjusted fair market value” shall mean the higher of the (i) the highest average of the reported daily high and low prices per share of the Common Stock during the 60 day period prior to the first date of actual knowledge by the Board of Directors of a Change of Control, and if the Change of Control is the result of a transaction or series of transactions described in Section 7.4(b)(1) or (3) of the Plan, the highest price per share of the Common Stock paid in such transaction series of transactions (which in the case of a transaction described in Section 7.4(b)(1) of the Plan shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition.

7.	Changes in Capitalization or Corporate Structure.

The aggregate number of Performance Awards reflected in the Award shall be appropriately adjusted pursuant to Section 8.6 of the Plan to reflect transactions, events or circumstances described in said Section 8.6.

8.	Amendments to Performance Units.

Subject to the specific limitations set forth in the Plan, the Committee may at any time suspend or terminate any rights or obligations relating to Performance Awards prior to their Maturity Date without your consent.

9.	Compliance with Section 162(m).

The Committee shall exercise its discretion with respect to this award in all cases so as to preserve the deductibility of payments under the Award against disallowance by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

10.	No Hire/No Solicitation/Non-Compete Agreement.

Each Award Agreement with a Participant under the Program shall incorporate by reference, and the Participant by signing such Award Agreement and accepting the Award shall be bound by, the following:

(A)

The Participant shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to SSgA, the Bank and the Corporation, or any of its subsidiaries and/or affiliates, and their respective businesses and Clients (as defined below), including but not limited to Clients’ identities and any and all information regarding or relating to their business relationship with SSgA, the Bank and/or the Corporation, or any of its subsidiaries and/or affiliates, which shall have been obtained by the Participant during the Participant’s employment by SSgA, the Bank and/or the Corporation, or any of its subsidiaries and/or affiliates and which shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation hereof). After termination of the Participant’s employment, for any reason, the Participant shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. The term “Client(s)” means any person or entity that is a customer or client of SSgA, the Bank and/or the Corporation, or any of its subsidiaries and/or affiliates.

(B)

During the term of employment of the Participant and during the Non-solicitation Period (as defined below), the Participant shall not, without the prior written consent of the Corporation, (i)(a) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Corporation or its subsidiaries and/or affiliates), the employment of; (b) hire or employ; (c) recruit; or (d) in any way assist another in soliciting or recruiting the employment of, or (ii) induce the termination of the employment of, any person who within the previous 12 months was an officer or principal of the Corporation or any of its subsidiaries and/or affiliates. The term “Non-solicitation Period” means the period beginning on the date of termination of the Participant’s employment with the Corporation or its subsidiaries and/or affiliates (the “Termination Date”) and ending eighteen (18) months after the Termination Date.

(C)

During the term of employment of the Participant and during the Non-solicitation Period, the Participant shall not, without the prior written consent of the Corporation, engage in the Solicitation of Business (as defined below) from any Client on behalf of any person or entity other than the Corporation and its subsidiaries and/or affiliates. The term “Solicitation of Business” means the attempt through direct or indirect contact by the Participant or by any other person or entity with the Participant’s assistance with a Client with whom the Participant has had or with whom persons supervised by the Participant have had significant personal contact while employed by the Corporation or its subsidiaries or its affiliates to induce such Client to (i) transfer its business from the Corporation and/or its subsidiaries and/or affiliates to any other person or entity; (ii) cease or curtail its business with the Corporation and/or its subsidiaries and/or affiliates; or (iii) divert a business opportunity from the Corporation and/or its subsidiaries and/or affiliates to any other person or entity.

(D)

For and during a period of eighteen (18) months following termination of employment for any reason, the Participant shall not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director or employee of, or as consultant to, any of the Top Five (5) (as defined below) institutions, or their subsidiaries.

The Top Five (5) institutions shall mean the five institutions with the highest value of total assets under management as listed in Institutional Investor’s annual ranking of America’s Top Money Managers, Total Assets Under Management (historically published in the month of July) or Pensions & Investments’ annual ranking of Top Firms Ranked By Worldwide Assets (historically published in the month of May) (each such institution, its subsidiaries and/or affiliates being referred to as “Institution(s)”) published most recently prior to the Termination Date (the “Publication Date”); provided, that if one or both of these publications change the title of their rankings, the ranking(s) utilized will be ranking(s) of total assets under management; and provided further, that if one or both of these publications change their names, or cease to carry out the described annual rankings, the ranking(s) utilized will be by the publication(s) that are recognized in the worldwide investment community as the most trustworthy rankings, as determined by the Committee. If for any reason the publications used to determine the Top Five (5) institutions have different rankings, then any Institution listed in the Top Five (5) list of any such publication will be considered an Institution in the Top Five (5). For purposes of this Agreement, the Top Five (5) institutions shall be determined without regard to, and shall not include, the Corporation or its subsidiaries, affiliates and divisions.

For purposes of this paragraph V(a)4., any successor entity to an Institution, by way of merger, acquisition (either of stock or substantially all of the assets), reorganization, change of name or other similar event occurring subsequent to the Publication Date, shall be treated as the Institution.

(E)

In the event of a breach by the Participant of any of the foregoing, (a) the Participant shall forfeit all rights to any and all Awards then held by the Participant, and (b) the Corporation may seek injunctive relief in addition to, and not in lieu of, any other relief to which it may be entitled, including the relief described at (a) immediately above.

(F)

Upon and following the occurrence (as determined by the Committee) of a “covered transaction” as defined in IV(c)2., the non-solicitation and non-competition restrictions described in paragraphs 2., 3., and 4. above shall cease to apply.

11.	Provisions of the Plan.

The provisions of the Plan are incorporated herein by reference, and all terms not other wise defined herein shall have the meaning given to them in the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. You acknowledge that you have received a copy of the Plan.

If the Award and the foregoing terms and conditions are acceptable to you, please sign the enclosed counterpart of this letter and return the same to the undersigned.

Very Truly Yours,

STATE STREET CORPORATION

By:
John F. Marrs Jr.

The undersigned hereby accepts the Award and the Performance Awards represented thereby on the terms and subject to the conditions set forth above.

Dated:

                , 200

Re: Deferred stock award

Dear                         :

As a participant in the Directors’ Deferred Stock Plan, please find below the terms and conditions relating to your 200   award.

1.	The number of shares of Stock awarded to you for 200 is , which equals the number of whole shares obtained by dividing $ by the closing price of a share of Stock on , 200 . This letter describes the terms under which these shares of Stock have been awarded to you (the “Terms”).

2.	The shares described in paragraph 1 plus any additional shares of Stock determined under paragraph 4 below (the shares described in paragraph 1 plus the shares described in paragraph 4 being hereinafter referred to as the “200 shares”) will be issued to you as soon as practicable following the later of (i) the date you cease to be a director, or (ii) the date specified in a deferral election described in paragraph 3. In the event of your death prior to the issuance of the 200 shares, the 200 shares will be issued to your designated beneficiary(ies). You may designate a beneficiary or beneficiaries by delivering to , or to his successor or designate (the “Administrator”), a written beneficiary designation in form satisfactory to the Administrator. Your designation (or change in designation) will be effective when received in satisfactory form by the Administrator. If you should die without having named a beneficiary, your 200 shares will be issued to the executor or administrator of your estate.

3.	At any time not later than twelve months prior to the date you cease to be a director, you may elect to defer receipt of the 200 shares to a later date specified in the election. Any election described in the preceding sentence must be in writing and shall take effect only when delivered to the Administrator in a form satisfactory to the Administrator. Except as otherwise determined by the Administrator, no such election may specify a deferred date for receipt of the 200 shares that is more than ten (10) years following the date you cease to be a director. Any election received by the Administrator within the twelve-month period preceding the date you cease to be a director shall be void and shall have no force or effect hereunder. If you make an effective election under this paragraph to defer receipt of the 200 shares, and you die prior to issuance of the shares, the 200 shares shall be issued as soon as practicable following your death to your designated beneficiary(ies) or to the executor or administrator of your estate if no beneficiary has been designated or survives.

4.	You will not have any rights as a stockholder with respect to the 200 shares until they have been issued to you. However, if any dividends and distributions (other than distributions described in paragraph 5) are paid on the Stock prior to the date you cease to be a director, the number of your 200 shares will be increased by the number of shares obtained as follows: by dividing the total dividend or distribution you would have received if you had owned the 200 shares credited to your account on the dividend or other distribution declaration date, by the closing price of a share of Stock on the date the dividend or distribution was paid.

5.	The number and kind of shares constituting the 200 shares shall be appropriately adjusted by the Board to reflect stock splits, stock dividends or similar changes in the capitalization of State Street Corporation (the “Corporation”).

6.	Your rights to the 200 shares are only those of an unsecured creditor of the Corporation. Nothing in the Terms or otherwise shall be construed as obligating the Corporation to establish a trust or otherwise to set aside Stock or funds to meet its obligations under the Terms.

7.	Nothing in the Terms or otherwise shall obligate the Corporation to register the shares of Stock to be issued hereunder. You acknowledge that federal and state securities laws or other laws may limit the extent to which you or your beneficiary(ies) may sell or otherwise transfer or dispose of any shares of Stock issued under the Terms. Under currently applicable rules under the Securities Exchange Act of 1934, as amended, you are required to report the award described above as a 200 exempt award.

8.	The Board may at any time vote to accelerate the issuance of the 200 shares to you.

9.	You agree that as a precondition to the issuance of any of the 200 shares, you will pay to the Corporation such amounts, if any, as are required to be withheld by the Corporation in respect of the award and payments described herein.

10.	The Terms and the award described herein shall be construed and administered by the Board in accordance with the laws of the Commonwealth of Massachusetts, and the determination of the Board shall be binding on all persons.

If you agree with the terms set forth above, please so indicate by signing the accompanying copy of this letter and returning it to my attention.

STATE STREET CORPORATION

By:

Acknowledged and agreed as of the date set forth above:

FORM OF STOCK APPRECIATION RIGHT AWARD AGREEMENT UNDER THE 1997 EQUITY INCENTIVE PLAN

STATE STREET CORPORATION

1997 EQUITY INCENTIVE PLAN

Stock Appreciation Rights Award Agreement

Subject to your acceptance of the terms set forth in this agreement (this “Award Agreement”), State Street Corporation (the “Company”) has awarded to you “stock appreciation rights” (“SARs”) with respect to the number of shares of common stock of the Company (“Stock”) detailed in your Award statement on this website (the “Statement”) and pursuant to the State Street Corporation 1997 Equity Incentive Plan (the “Plan”) and certain conditions set forth below. Each SAR represents the right, subject to the terms and conditions of this Award, to obtain upon exercise an amount equal to the appreciation in value of one share of Stock, as more fully described below.

A copy of the Plan document and the Company’s Prospectus are located on this website for your reference. All terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided herein. The term “vest” as used herein means the lapsing of the restrictions described herein and in the Plan with respect to the exercise of the Award or portion thereof. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or any of its subsidiaries or affiliates (as determined under the Plan) from and after the date hereof and until (and including) the applicable vesting date.

The terms of your Award are as follows:

1.	Term and Exercise Period. Subject to paragraphs 5 and 6 hereof and to this paragraph 1, the Award shall vest according to the vesting schedule detailed in your Statement. In no event, however, may you exercise any SAR later than ten (10) years from the original grant date of the Award (the “Final Exercise Date”). You may not exercise fewer than fifty (50) SARs at any one time except when the number of remaining SARs is less than fifty (50); and, except as is otherwise provided herein, you may not exercise any SAR unless you are then an employee of the Company or one of its subsidiaries or affiliates (as determined under the Plan).

2.	Method of Exercise. You may exercise any vested SAR on or before the Final Exercise Date by stating the number of vested SARs being exercised, specific instructions for which are found on this website. Payment shall be made in whole shares of Stock plus cash in lieu of any fractional share, with the number of shares of Stock payable to you (before any reduction for withholding taxes or other deductions in accordance with paragraph 8 below) determined by multiplying (i) times (ii) and dividing the resulting product by (iii), where:

(i) is the number of SARs being exercised;

(ii) is the excess of (A) the average of the high and low trading prices of one share of Stock on the date of exercise, over (B) is the per-share grant price specified in your Statement; and

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(iii) is the average of the high and low trading price of one share of Stock on the date of exercise.

For purposes of illustration only: assume an award of 100 SARs with a grant price of $65 per share, and assume further that 30 SARs are exercised when the value of the Stock (the average of the high and low trading prices on the date of exercise) is $75 per share. Upon exercise, you would be entitled to four (4) shares of Stock (that is: (i) 30, times (ii) $10 per share (the per-share appreciation amount), divided by (iii) $75) less applicable taxes and other withholdings in accordance with paragraph 8 below.

3.	Shareholder Rights; Employee Rights. You are not entitled to any rights as a shareholder with respect to any shares of Stock subject to the Award until you exercise the Award, and then you shall have the rights of a shareholder only as to those shares of Stock that are transferred to you upon exercise. Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any subsidiary or affiliate or to limit the discretion of any of them to terminate your employment at any time, with or without cause.

4.	Non-Transferability. This Award shall not be transferable otherwise than by will or the laws of descent and distribution and it may be exercised during your lifetime only by you. Any attempt to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

5.	Termination of Employment.

(a) If your employment terminates by reason of “disability” or “retirement,” any SAR that has not earlier expired or been exercised, surrendered or canceled shall be treated, subject to Section 7.3 of the Plan, as follows:

(i) if the SAR was not exercisable immediately prior to such termination of employment, it shall become exercisable thereafter in accordance with the Plan and this Award Agreement on the same basis as if there had been no termination of employment, and shall remain exercisable until the “disability/retirement termination date,” and

(ii) if the SAR was already exercisable at the time of termination of employment, it shall continue to be exercisable thereafter until the “disability/retirement termination date.”

For purposes of this Award Agreement, “disability” shall have the meaning given in Section 7.1 of the Plan; “retirement” shall mean termination of employment at or after your having reached age 55 and completed 10 years of service or your having attained age 65; and “disability/retirement termination date” shall mean the date which is the later of (i) the day immediately preceding the first anniversary of the date the last vesting tranche under the Award first becomes exercisable (or the day preceding the first anniversary of the date the whole Award becomes exercisable, if the whole Award vests on a single date), and (ii) the day immediately preceding the first anniversary of the date of termination of employment. If you

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die after your employment has terminated but before your right to exercise has expired, the Award shall instead expire one year after the date of your death (but not later than the Final Exercise Date); during that period the Award may be exercised at any time by the person or persons to whom your rights with respect thereto shall have passed by will or by the applicable laws of descent or distribution, but only to the extent it was exercisable on the date of such termination. In no event may the Award be exercised later than the Final Exercise Date.

(b) If your employment terminates by reason of death, all SARs held by you prior to termination, whether or not then exercisable, may be exercised, subject to Section 7.3 of the Plan, by your executor or administrator or the person(s) to whom the SARs are transferred by law or the applicable laws of descent and distribution during the period that ends one year after the date of death, but in no event later than the Final Exercise Date.

(c) If your employment terminates for any reason other than death, disability (as defined in clause (a)) or retirement (as defined in clause (a)), any SAR that was exercisable immediately prior to such termination of employment shall expire, subject to Section 7.3 of the Plan, three months from the date of such termination of employment (but not later then the Final Exercise Date) and may be exercised during that period. If you die within such three-month period, the SARs shall expire, subject to Section 7.3 of the Plan, one year after the date of your death (but not later than the Final Exercise Date), during which period the SARs may be exercised at any time by the person or persons to whom your rights shall pass by will or by the applicable laws of descent or distribution.

(d) Your rights with respect to any unexercised SARs after termination of your employment other than by reason of death shall be subject to the conditions that until any such SARs are exercised you shall (i) not engage either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association, or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company or any of its direct or indirect subsidiaries, and (ii) be available at reasonable times for consultations at the request of the Company’s management with respect to phases of the business with which you were actively connected during your employment. In the event that either of the above conditions is not fulfilled, you shall forfeit all rights to any unexercised SARs. Any determination by the Committee that you are, or have, engaged in a competitive business or activity as aforesaid or have not been available for consultations as aforesaid shall be conclusive. Notwithstanding the foregoing this paragraph shall be inapplicable following a Change of Control (as defined in the Plan).

6.	Acceleration of SARs. Upon a Change of Control (as defined in the Plan), all SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall become fully exercisable. If you are subject to Section 16 of the Securities Exchange Act of 1934, you shall have certain rights to receive cash in lieu of exercising the SARs in the amount of the Spread, all as set forth in the Plan; provided, that for purposes of this SARs, “Spread” shall mean, with respect to any share of Stock subject to the SARs, the excess of the fair market value of such share on the date of exercise over the per-share grant price. After a Change of Control (but subject to Section 7.3 of the Plan), the SARs will remain exercisable following a termination of your employment other than by reason of your death, disability or retirement for a period of seven months after termination of employment, or until expiration of the original term of the SARs, whichever period is shorter.

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For purposes hereof, “fair market value” shall mean the average of the high and low trading price of a share of Stock on the reference date.

7.	Changes in Capitalization, etc. The Award is subject to adjustment pursuant to Section 8.6 of the Plan in the circumstances therein described.

8.	Withholding. You are required as a condition of exercise to satisfy all applicable tax and other withholding requirements that may arise in connection with the exercise. The Committee may require you to remit cash to the Company in an amount sufficient to satisfy any withholding tax requirements or to make other arrangements satisfactory to the Committee with regard to such requirements. If and to the extent that such withholding is required, the Committee may permit you to elect at such time and in such manner as the Committee provides to satisfy your withholding tax requirement with the proceeds from the sale of shares resulting from exercise of your SARs.

9.	Agreement to be Bound by Plan Terms. By accepting this Award electronically or by exercising any SAR hereunder, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Award Agreement and the Plan.

10.	Sealed Instrument. This Award Agreement will take effect as a sealed instrument.

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